Exhibit 99.2

Marathon Oil Closes Transaction for Sale of Norway Business

HOUSTON, Oct. 15, 2014 - Marathon Oil Corporation (NYSE: MRO) announced today it has closed the transaction with Det norske oljeselskap ASA for the sale of Marathon Oil Norge AS for a total transaction value of $2.7 billion. After adjustment for debt, net working capital and interest on the net purchase price, Marathon Oil received proceeds of approximately $2.1 billion. The effective date of the transaction is Jan. 1, 2014.

“The sale of the Norway business was one of Marathon Oil’s strategic priorities for 2014 and a continuation of our portfolio optimization strategy,” said Lee M. Tillman, Marathon Oil’s president and CEO. “The successful closing of this transaction simplifies and concentrates our portfolio, and further demonstrates our commitment to rigorous portfolio management. Importantly, organic reinvestment is our first priority for the proceeds, and we have the depth of resource and future drilling inventory to support it.

“This ability to execute on our strategy and deliver industry-leading results is the foundation for Marathon Oil becoming the premier independent exploration and production company,” he emphasized.

The Norway sale includes the operated Alvheim floating production, storage and offloading (FPSO) vessel, 10 Company-operated licenses and a number of non-operated licenses on the Norwegian Continental Shelf in the North Sea. Full-year 2013 net production in Norway averaged approximately 80,000 barrels of oil equivalent (BOE) per day.

Marathon Oil Corporation is a global exploration and production company. Based in Houston, Texas, the Company had net proved reserves at the end of 2013 of 2.2 billion barrels of oil equivalent in North America, Europe and Africa. For more information, please visit our website at http://www.marathonoil.com.
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This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact that give current expectations or forecasts of future events, including but not limited to Marathon Oil’s operational, financial and growth strategies, ability to successfully effect those strategies and the expected results therefrom, the expected use of proceeds from the sale, statements related to Marathon Oil’s resources and future drilling inventory, and Marathon Oil’s intention to become the premier independent exploration and production company. While Marathon Oil believes that the assumptions concerning future events are reasonable, a number of factors could cause results to differ materially from those indicated by such forward-looking statements including, but not limited to:conditions in the oil and gas industry, including pricing, supply and demand for liquid hydrocarbons and natural gas, changes in political or economic conditions in key operating markets, including international markets, the amount of capital available for exploration and development, timing of commencing production from new wells, drilling rig availability, availability of materials and labor, the inability to obtain or delay in obtaining necessary government or third-party approvals and permits, non-performance by third parties of their contractual obligations, unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto, changes in safety, health, environmental and other regulations, and other geological, operating and economic considerations. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Marathon Oil’s Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Marathon Oil’s filings with the Securities and Exchange Commission, which are currently available at www.marathonoil.com. Except as required by law, Marathon Oil expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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